Exhibit 10.12

Indemnification Agreements in effect as of January 13, 2006

Tom A. Alberg

Christopher T. Bayley

William C. Britts

Lisa A. Clarke

Jon W. Gacek

Frank M. (“Pete”) Higgins

John W. Stanton

Charles H. Stonecipher

Peter H. van Oppen

Walter F. Walker